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As filed with the Securities and Exchange Commission on May 3, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Superior Essex Inc.
(and certain of its wholly owned subsidiaries identified on the following page)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0282396 (I.R.S. employer identification number)
150 Interstate North Parkway Atlanta, Georgia 30339 (770) 657-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Barbara L. Blackford, Esq.
Executive Vice President, General Counsel and Secretary
Superior Essex Inc.
150 Interstate North Parkway
Atlanta, Georgia 30339
(770) 657-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of this Registration Statement, as determined by the Registrant.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities and related guarantees(4)(5)	(2)

Preferred Stock, $0.01 par value(4)	(2)

Common Stock, $0.01 par value(4)	(2)

Warrants(4)	(2)

Total	$175,000,000(6)			$20,597.50

(1)
Includes an indeterminate number or principal amount of debt securities, shares of preferred stock, shares of common stock and warrants of Superior Essex Inc. as may from time to time be issued at indeterminate prices. Also includes guarantees of the debt securities of Superior Essex that may be provided by the subsidiaries of Superior Essex noted in the table below. The aggregate initial offering price of the above-referenced securities registered hereby will not exceed $175,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $175,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount. In United States dollars or the equivalent thereof in one more foreign currencies or composite currencies.

(2)
Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II(D) of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(3)
Exclusive of accrued interest and dividends, if any.

(4)
Includes such indeterminate number of shares of preferred stock and such indeterminate number of shares of common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this Registration Statement. No separate consideration will be received for any shares of preferred stock or shares of common stock that may issuable upon the conversion of or in exchange for convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 of the Securities Act).

(5)
No separate consideration will be received for guarantees of debt securities.

(6)
Estimated solely for purposes of calculating the registration fee.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS(1)

        Each of the following subsidiaries of Superior Essex Inc. that may become a guarantor of the debt securities of Superior Essex Inc. registered hereby is deemed a registrant.

Exact Name of Each Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Superior Essex Communications LP	Delaware	90-0112091
Essex Group, Inc.	Michigan	35-1313928
Superior Essex Holding Corp.	Delaware	20-0282438
SE Communications GP Inc.	Delaware	20-1269037
Essex International Inc.	Delaware	13-3496934
Essex Canada Inc.	Delaware	52-1692473
Essex Group Mexico Inc.	Delaware	35-1919914
Essex Group, Inc.	Delaware	58-2616887
Essex Mexico Holdings, L.L.C.	Delaware	52-2155254
Essex Technology, Inc.	Delaware	51-0385092
Essex Wire Corporation	Michigan	35-1150598

(1)
The address, including zip code, and telephone number, including area code, for each of the additional registrants is 150 Interstate North Parkway, Atlanta, Georgia, 30339, 770-657-6000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2005

PROSPECTUS

Superior Essex Inc.

Debt Securities and related Guarantees
Common Stock
Preferred Stock
Warrants

        We may from time to time offer debt securities, common stock, preferred stock and warrants to purchase any of these securities. The securities we offer will have an aggregate public offering price of up to $175,000,000. The securities may be offered separately or together in any combination and as separate series. The debt securities we offer may be guaranteed by one or more of our subsidiaries.

        We will identify the securities we offer and provide their specific terms in a supplement to this prospectus. The prospectus supplement will also describe the manner in which the securities will be offered. You should read this prospectus and the prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        Our common stock is currently listed on the Nasdaq National Market under the trading symbol "SPSX."

        Investing in our securities involves risks. See "Risk factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of these underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from a sale will be set forth in a prospectus supplement.

The date of this prospectus is                        , 2005

        You should rely only on the information contained or incorporated by reference in this prospectus or a supplement hereto. We have not authorized any person to provide you with any information or represent anything not contained or incorporated by reference in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell our securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        Superior Essex Inc. is a publicly held company. The principal executive offices of Superior Essex Inc., are located at 150 Interstate North Parkway, Atlanta, Georgia 30339, and the telephone number at that address is (770) 657-6000. Superior Essex Inc.'s website is located at http://www.superioressex.com. The information on Superior Essex Inc.'s website is not part of this prospectus.

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Industry and Market Data

        Unless otherwise indicated, information contained in this prospectus concerning the wire and cable industry, our general expectations concerning the industry and its segments and our market position and market share within the industry and its segments are principally derived from management estimates. Such estimates are derived from third party sources as well as data from our internal research and on assumptions made by us, based on such data and our knowledge of the industry which we believe to be reasonable. Our internal research has not been verified by any independent source. In addition, some similar information in this prospectus is based on data from various third party sources, including industry publications, government publications, reports by market research firms or other published independent sources. We have not independently verified any of such information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the caption "Risk Factors" in this prospectus.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or "SEC," utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $175,000,000. This prospectus provides you with a general description of the securities we may offer and sell. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

Forward-Looking Statements

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." These forward-looking statements are based on current expectations, estimates and forecasts about us, our future performance, the industries in which we operate and our liquidity. In addition, other written and oral statements that constitute forward-looking statements may be made by us or on our behalf. Such forward-looking statements include statements regarding expected financial results and other planned events, including, but not limited to, anticipated liquidity and capital expenditures. Words such as "anticipate," "assume," "believe," "estimate," "expect," "intend," "plan," "seek," "target," "goal," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. These risks and uncertainties include the impact of the following:

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  General economic, business and industry conditions;

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  Spending reductions by the telephone industry;

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  The migration of magnet wire demand to China and other countries;

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  Competition, including from other wire and cable manufacturers and other alternative sources and technologies;

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  Increases or decreases in sales and/or pricing due to contract losses or gains as expirations, renewals and rebidding efforts occur;

ii

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  Rapid product and technology development, particularly in the telecommunications industry;

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  Market acceptance of new products and continuing product demand;

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  Production and timing of customer orders;

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  Fluctuations in the supply and pricing of copper and other principal raw materials;

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  Our significant level of indebtedness and debt covenant requirements;

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  The potential need for and availability of additional sources of capital and liquidity;

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  Our ability to sustain the benefits of our acquisition of assets from Belden Inc. and Nexans Magnet Wire USA Inc. and to identify, finance and integrate other acquisitions;

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  Changes in short-term interest rates and foreign exchange rates;

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  A deterioration in our labor relations;

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  The volatility of the market price of our common stock; and

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  Other risks and uncertainties, including those included under the caption "Risk Factors."

        Forward-looking statements should be considered in light of various important factors, including those set forth elsewhere in this prospectus and our other filings with the SEC. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus and in our other filings with the SEC.

iii

Our Company

        We are one of the largest wire and cable manufacturers in North America based on revenues and enjoy leading market positions in North America in our core outside plant ("OSP") copper communications cable and magnet wire businesses. Superior Essex Inc. ("Superior Essex"), a Delaware holding company, was formed to acquire and conduct the business formerly conducted by Superior TeleCom Inc. and its subsidiaries ("Superior TeleCom") pursuant to a plan of reorganization confirmed by the United States Bankruptcy Court. Based on sales, we are a leading manufacturer and supplier of communications wire and cable products to telephone companies, distributors and systems integrators, CATV companies, and magnet wire and insulation materials to major original equipment manufacturers, or OEMs, and, through our distribution operations, to small OEMs and the motor repair industry. Our magnet wire products are used in industrial, automotive and other motor applications, power transformers and generators, and electrical coils and controls. We manufacture and supply over 30,000 copper, aluminum, fiber optic and composite wire and cable products. In each of our core markets, we believe we offer our customers the largest single source in North America for their respective copper communications cable and magnet wire needs. We also convert copper cathode to copper rod for sale to other wire and cable manufacturers.

Risk Factors

        Investing in our securities involves substantial risk. You should carefully consider all the information in this prospectus prior to making a decision to participate in the offering. The following risk factors should be considered carefully in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those contained in the forward-looking statements. Factors that may cause these differences include those discussed below as well as those discussed elsewhere in this prospectus.

        Our net sales, net income and growth depend largely on the economies in the geographic markets that we serve.

        Many of our customers use our products as components in their own products, systems or networks or in projects undertaken for their customers. Our ability to sell our products is largely dependent on general economic conditions, including how much our customers and end-users spend on new construction, maintaining or reconfiguring their communications network, information technology, automobiles and automotive components, industrial manufacturing assets and power transmission and distribution infrastructures. If the U.S. and foreign economies were to weaken, as occurred in the period from 2000 to 2003, many companies could significantly reduce their capital equipment and information technology budgets, and construction activity that necessitates the building or modification of communication networks and power transmission and distribution infrastructures could slow considerably. This could result in a significant decline in our net sales, net income and liquidity.

        The increased use of fiber optic cable in the "local loop" may reduce the market for copper OSP products.

        Through our communications cable segment, we are the largest supplier, based on sales, of copper OSP cables used by the Regional Bell Operating Companies ("RBOCs") and other telephone companies in the "local loop" portion of the telecommunications infrastructure. Copper OSP is the communications cable segment's largest product group. However, fiber optic cable, which provides improved bandwidth and transmission speeds as compared to copper cable, has been increasingly deployed in the local exchange network over the past several years. Recently, certain RBOCs have announced plans to significantly increase the use of fiber optic cable further downstream in their networks, in some cases all the way to the premises. While we believe that ultimately the transition from copper toward fiber optic cable will be evolutionary, it is possible that the rate of fiber optic replacement will accelerate significantly, which could significantly decrease the demand for our copper OSP cable. This decrease could result in a significant decline in sales of copper OSP cable, our net income and liquidity.

        Advancing technologies, such as fiber optic and wireless technologies, may make some of our products less competitive.

        Technological developments could have a material adverse effect on our business. For example, a significant decrease in the cost and complexity of installation of fiber optic systems or increase in the cost of copper based systems could make fiber optic systems superior on a price performance basis to copper communications systems and may have a material adverse effect on our business. The superior technological characteristics of fiber optic cable have caused companies increasingly to deploy it in the local loop. Also, competitive alternatives to traditional telephone service, such as wireless and cable telephony and Voice over Internet Protocol, or VoIP services, have had a negative impact on the demand for copper OSP wire and cable, and these threats are expected to increase. While we sell fiber optic cable and components and cable that is used in certain wireless applications, if fiber optic systems or wireless technology were to significantly erode the markets for copper based communications systems, our sales of fiber optic cable and products for wireless applications would likely not be sufficient to offset any decrease in sales or profitability of other products that may occur.

        Spending reductions by the telephone industry could adversely affect our business.

        Our largest customer segments for the communications cable segment are the RBOCs and major independent telephone operating or holding companies. Over 66% of the 2004 sales of the communications cable segment are attributable to these customers. Beginning in the second half of 2001 and continuing through 2004, the RBOCs and the independent telephone companies substantially reduced their capital expenditure levels as compared to periods prior to 2001, including substantial reductions in purchases of the communications cable products that we supply. The telephone companies are experiencing extreme competitive pressures from CATV companies and other alternative providers of local exchange service, resulting in negative access line growth and loss of subscribers. These market conditions could result in further reductions in the demand for our communications cable products. Further reductions in demand could lead to a substantial decrease in our revenues, net income and liquidity.

        Declines in access lines, including a decline in the new start housing market, could adversely affect our business.

        A decrease in access lines to homes and businesses could have a negative impact on our business. Competitive alternatives, such as wireless and cable telephony, digital subscriber lines or "DSL", VoIP services, and cable modems have had a negative impact on the demand for additional access lines. Furthermore, the demand for access lines is impacted by new housing starts. Any negative access line growth resulting from these factors could result in reductions in the demand for our communications cable products.

        Migration of magnet wire demand to China may adversely affect our business.

        Our business may suffer due to the migration of magnet wire demand to China. Our magnet wire and distribution segment's principal product is magnet wire, which is used primarily in motors for industrial, automotive, appliance and other applications. We currently service the North American market, with limited sales elsewhere. Several of our major magnet wire customers have shifted, or have plans to shift, certain levels of product manufacturing to China. While we have plans to construct a wholly owned "greenfield" manufacturing facility in China and we are currently in negotiations to acquire an 80% stake in Nexans Tianjin, a Chinese magnet wire joint venture, there can be no assurance that we will be successful in establishing production facilities or other arrangements in China in sufficient time to enable us to effectively take advantage of this market, or that we will be able to successfully compete in China and/or offset any loss of business that may result from declining demand for our products in North America from this shift of customer requirements to China.

        Fluctuations in the supply or pricing of copper and other principal raw materials could harm our business.

        Copper is the primary raw material that we use to manufacture our products. There are a limited number of copper suppliers in the United States. If we are unable to maintain good relations with our copper suppliers or if there are any business interruptions at our copper suppliers, we may not have access to a sufficient supply of copper. If we were to suffer the loss of one or more important suppliers of copper, we may not be able to meet customer demand, which could result in the loss of customers and revenues.

        In addition, copper is a commodity and is therefore subject to price volatility. We may not be able to adjust product pricing to properly match the price of copper billed with the copper cost component of the inventory shipped. Any fluctuations in the cost of copper that we cannot effectively manage could cause us to increase prices for our products, which could hinder our ability to sell those products.

Copper pricing under our major telephone company contracts is generally based on the average copper price for the preceding quarter. To minimize the risk of fluctuations in the price of copper, we forward price copper purchases with our suppliers based on forecasted demand. To the extent forecasted demand differs significantly from actual demand, changes in the price of copper may have a negative impact on our operating profit.

        Beginning in the fourth quarter of 2003 and continuing through 2004, copper prices escalated rapidly, increasing from an average of $0.88 per pound for the month of October 2003 to an average of $1.29 per pound for 2004. Additionally, the daily spot price for copper fluctuated from a low of $1.06 per pound to a high of $1.54 per pound during 2004. The rapid increase in copper prices can impact profitability in the short term based upon the timing of product price adjustments to match the increased copper costs. While we did not experience a material negative impact from this situation in 2003, our results in the second quarter of 2004 were negatively impacted due to accelerated orders by some communications cable customers in the first quarter of 2004 in anticipation of future contractual price adjustments related to increased copper costs. There can be no assurance that continued volatility in copper prices will not impact our future profitability.

        In addition, significant increases in the price of copper and the resultant increase in accounts receivable and, to a lesser degree, inventory impacts our working capital requirements. As a result of the increase in copper prices, we have experienced an increase in our working capital financing requirements of $25 million to $30 million during 2004.

        The other materials we use in the manufacture of our wire and cable products include aluminum, bronze, steel, optical fibers and plastics, such as polyethylene or polyvinyl chloride, and chemical compounds. The markets for certain of these key raw materials are extremely tight and are forecasted to remain so for the near term. There can be no assurance that we will be able to procure adequate supplies of our essential raw materials to meet our future needs.

        Our inability to compete with other manufacturers in the wire and cable industry could harm our business.

        The market for wire and cable products is highly competitive. Each of our business lines compete with at least one major competitor. Many of our products are made to industry specifications and, therefore, may be interchangeable with competitors' products. We are subject to competition on the basis of price, delivery time, customer service and our ability to meet specialty needs. Some of our competitors are significantly larger and have greater resources, financial and otherwise, than we do. There can be no assurance that we will be able to compete successfully with our existing competitors or with new competitors. Failure to compete successfully could result in a significant decrease in sales of our products and our net income and liquidity.

        Our indebtedness may limit cash flow available to invest in the ongoing needs of our business to generate future cash flow.

        Our outstanding debt, including our subsidiary's, Superior Essex Holding's, series A preferred stock (which is classified as debt for accounting purposes) as of December 31, 2004 was $293.2 million. We may also incur additional debt from time to time to finance working capital, acquisitions, capital expenditures and other general corporate purposes. Our indebtedness could have important consequences to holders of our securities. For example, it could:

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the availability of our cash flow to fund working capital, acquisitions, capital expenditures, research and development efforts and other general corporate purposes;

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  increase the amount of interest expense that we have to pay, because we increase the principal amount or because some of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

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  increase our vulnerability to adverse general economic or industry conditions;

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  limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate; or

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  place us at a competitive disadvantage compared to competitors that have less debt.

        We may be unable to meet our covenant obligations under our senior secured revolving credit facility which could adversely affect our business.

        Our operations are dependent on the availability and cost of working capital financing and may be adversely affected by any shortage or increased cost of such financing. Our senior secured revolving credit facility contains covenants that we may not be able to meet. If we cannot meet these covenants, events of default would arise, which could result in payment of the applicable indebtedness being accelerated and a cross default to our other indebtedness. In addition, if we require working capital greater than that provided by our senior secured revolving credit facility, we may be required either to (1) seek to increase the availability under the senior secured revolving credit facility, (2) obtain other sources of financing or (3) reduce our operations. There can be no assurance that any amendment of our senior secured revolving credit facility or replacement financing would be available on terms that are favorable or acceptable to us. Moreover, there can be no assurance that we will be able to obtain an acceptable new credit facility upon expiration of our senior secured revolving credit facility or that the terms of any such new credit facility would be acceptable.

        We may be unable to raise additional capital to meet capital expenditure needs if our operations do not generate sufficient funds to do so.

        Our business is expected to have continuing capital expenditure needs. While we anticipate that our operations will generate sufficient funds to meet our capital expenditure needs for the foreseeable future, our ability to gain access to additional capital, if needed, cannot be assured. If we are unable to obtain additional capital, or unable to obtain additional capital on favorable terms, our business and financial condition could be adversely affected.

        Declining returns in the investment portfolio of our defined benefit plans may require us to increase cash contributions to the plans.

        Funding for the defined benefit pension plans we sponsor is based upon the funded status of the plans and a number of actuarial assumptions, including an expected long-term rate of return on assets and discount rate. On December 1, 2003, we announced that benefit accruals under our defined benefit pension plans for salaried employees and for eligible employees who are not included in a unit of employees covered by a collective bargaining agreement would be frozen as of January 22, 2004. Due to declining returns in the investment portfolio of our defined benefit pension plans in recent years, the defined benefit plans were underfunded as of December 31, 2004 by approximately $33.9 million, based on the actuarial methods and assumptions utilized for purposes of FAS 87. Our required cash contributions for 2005 are expected to be approximately $3.5 million. In the event that actual results differ negatively from the actuarial assumptions, the funded status of our defined benefit plans may change and any such deficiency could result in additional charges to equity and against earnings and increase our required cash contributions.

        If we are unable to retain senior management, our business operations could be adversely affected.

        Our success and future prospects depend on the continued contributions of our senior management. There can be no assurances that we would be able to find qualified replacements for these individuals if their services were no longer available. The loss of services of one or more members of our senior management team, and the process of integrating their replacements, could severely disrupt our operations.

        Failure to negotiate extensions of our labor agreements as they expire may result in a disruption of our operations.

        Approximately 21% of our employees are represented by various labor unions, all of which work in our magnet wire and distribution segment. The collective bargaining agreement at our Vincennes, Indiana magnet wire facility, covering approximately 8% of our workers, expired on October 1, 2004. We have signed an extension which provides that the collective bargaining agreement will remain in effect unless either party gives ten days prior notice of its intent to terminate the agreement. Management and union representatives have been negotiating to reach a new collective bargaining agreement. Two proposals were not accepted by the union membership. The parties are continuing to negotiate to reach a mutually acceptable agreement, but there can be no assurance that these negotiations will be successful. Labor agreements covering an additional 9% of our employees expire during 2006. We cannot predict what issues may be raised by the collective bargaining units representing our employees and, if raised, whether negotiations concerning such issues will be successfully concluded. A protracted work stoppage could result in a disruption of our operations which could adversely affect our ability to deliver certain products and our financial results.

        We may not be able to sustain the benefits of the acquisitions of Belden, Inc. and Nexans Magnet Wire USA Inc. or to identify, finance or integrate other acquisitions.

        We cannot assure you that we will be able to sustain the benefits of the acquisitions of Belden, Inc. ("Belden") and Nexans Magnet Wire USA Inc. ("Nexans"). Customers of Belden and Nexans that have assigned their contracts to us may not continue to purchase at past or anticipated future levels. In addition to the Belden and Nexans Asset Acquisitions, we evaluate possible acquisition opportunities from time to time. We cannot assure you that we will be able to consummate acquisitions in the future on terms acceptable to us, if at all. We cannot assure you that any future acquisitions will be successful or that the anticipated strategic benefits of any future acquisitions will be realized.

        We recently emerged from a Chapter 11 bankruptcy reorganization and Superior TeleCom had a history of losses.

        On March 3, 2003, Superior TeleCom and certain of its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. In accordance with the plan of reorganization, on November 10, 2003, the effective date of the plan, we acquired the business formerly conducted by Superior TeleCom and its subsidiaries. Superior TeleCom incurred net losses of approximately $32.5 million in 2001 and $961.3 million in 2002. We adopted fresh-start reporting as of November 10, 2003, and our emergence from Chapter 11 resulted in a new reporting entity. We may incur losses in the future.

        Our historical financial information is not comparable to our current financial condition and results of operations.

        As a result of our emergence from bankruptcy, we are operating our business with a new capital structure. We are also subject to the fresh-start reporting prescribed by GAAP and our financial statements for periods subsequent to November 10, 2003 reflect the application of these rules. Accordingly, our financial condition and results of operations will not be comparable to the financial condition and results of operations reflected in the historical financial statements of Superior TeleCom, which may make it difficult for you to assess our future prospects based on historical performance.

  Risks Relating to an Investment in Our Securities

        The market price for our common stock, or other equity securities we may issue, may be volatile.

        Our common stock was only recently listed on the Nasdaq National Market under the trading symbol SPSX. The market price of our common stock, or other equity securities we may issue, will be subject to significant fluctuation in response to numerous factors, including variations in our annual or quarterly financial results or those of our competitors, changes by financial analysts in their estimates of our future earnings, conditions in the economy in general or in the wire and cable industry in particular and other factors beyond our control. No assurance can be given as to the market price for our common stock or other equity securities we may issue.

        Our dividend policies and other restrictions on the payment of dividends may prevent the payment of dividends for the foreseeable future.

        We do not anticipate paying any dividends on our common stock for the foreseeable future. In addition, covenants in our debt instruments restrict our ability to pay cash dividends and may prohibit the payment of dividends and certain other payments. Some institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in our common stock.

        Provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could deter or prevent a change in control.

        Some provisions of our certificate of incorporation and bylaws, as well as Delaware statutes, may have the effect of delaying, deferring or preventing a change in control. These provisions, including those providing for the possible issuance of preferred stock and regulation of the nomination of directors, may make it more difficult for other persons, without the approval of our board of directors, to make a tender offer or otherwise acquire substantial amounts of our common stock or to launch other takeover attempts that a stockholder might consider to be in such stockholder's best interest. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

        Our issuance of preferred stock could adversely affect holders of our common stock and discourage a takeover.

        Our board of directors has the power to issue up to 7,000,000 shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any new series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or in the event of a dissolution, liquidation or winding up and other terms. In the event that we issue additional shares of preferred stock in the future that have preference over our common stock with respect to payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of the holders of our common stock or the market price of our common stock could be adversely affected. In addition, the ability of our board of directors to issue shares of preferred stock without any action on the part of our stockholders may impede a takeover of us and prevent a transaction favorable to our stockholders.

        Future sales of our common stock in the public market could adversely affect our stock price and our ability to raise funds in new stock offerings.

        Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock and could impair our ability to raise capital through future offerings of equity securities.

Ratio of Earnings to Fixed Charges

        The following table sets forth our and Superior TeleCom's ratio of earnings to fixed charges for the periods indicated:

	Superior Essex Inc.		Superior TeleCom Inc.
		Period November 11, 2003 to December 31, 2003(a)	Period January 1, 2003 to November 10, 2003	Year Ended December 31,
	Year Ended December 31, 2004
				2002	2001	2000
Ratio of earnings to fixed charges(b)(c)	1.58	—	26.71	—	0.70	0.99

(a)
As of November 10, 2003, the effective date for our plan of reorganization, we began operating our business under a new holding company and capital structure and we adopted fresh-start reporting for our financial statements. Because of the emergence from bankruptcy and adoption of fresh-start reporting, the historical information for Superior Telecom is not comparable to our financial information for periods after November 10, 2003.

(b)
The ratio of earnings to fixed charges is computed by dividing (a) the sum of income (loss) before taxes, distributions on preferred securities, minority interest and cumulative effect of accounting changes by (b) fixed charges. Fixed charges consist of (a) interest expense, whether expensed or capitalized; (b) amortization of debt issuance cost; (c) the portion of rental expense representative of the interest factor; and (d) the amount of pre-tax earnings required to cover preferred stock dividends and any accretion in the carrying value of the preferred stock. For the period November 11, 2003 to December 31, 2003 and the years ended December 31, 2002, 2001 and 2000 earnings were insufficient to cover fixed charges by $3.7 million, $646.5 million, $41.1 million and $0.8 million, respectively.

(c)
Our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because Superior Essex had no shares of preferred stock outstanding during the periods indicated and currently has no shares of preferred stock outstanding.

Use of Proceeds

        Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us for general corporate purposes, including the purchase or repayment of outstanding indebtedness, acquisitions, capital expenditures, working capital and investments. Proceeds also may be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon our funding requirements at the time of issuance and the availability of other funds.

General Description of Securities That We May Sell

        Superior Essex, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, up to $175,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:

  •
  our debt securities, which may or may not be guaranteed by certain of our subsidiaries, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus; and

  •
  any combination of these securities.

        We may offer and sell these securities either individually or in any combination, each on terms to be determined at the time of sale. We may issue debt securities or shares of preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

Description of Debt Securities

        We may issue debt securities either separately, or together with, other securities. The debt securities may be our unsubordinated obligations, which we refer to as "senior debt securities," or our subordinated obligations, which we refer to as "subordinated debt securities." The subordinated debt securities of any series will have such ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

        Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an "indenture" and they are referred to collectively as the "indentures." Each trustee is referred to individually as a "trustee" and the trustees are collectively referred to as the "trustees."

        The following summary of selected provisions of the indentures and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture. The Form of Senior Debt Securities Indenture and the Form of Subordinated Debt Securities Indenture have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of the applicable indenture, see "Where You Can Find More Information" in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean Superior Essex Inc., excluding, unless otherwise expressly stated or the context requires, its subsidiaries.

        The following description of debt securities describes general terms and provisions of the series of our debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

  •
  the title of the series of debt securities;

  •
  any limit on the aggregate principal amount of debt securities of the series;

  •
  the forms of and whether the debt securities of the series are to be issuable in registered or bearer form, whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security, the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination, and any terms required for establishing a series in bearer form, including tax compliance procedures;

  •
  the price or prices at which the debt securities of the series will be issued;

  •
  whether the debt securities of the series will be senior debt securities or subordinated debt securities;

  •
  the person to whom any interest will be payable on any registered securities of the series, if other than the person in whose name the registered security is registered at the close of business on the regular record date for the payment of interest and the manner in which, and the person to whom, any interest on any bearer securities will be payable, if other than upon presentation and surrender of the coupons relating to the bearer security;

  •
  the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

  •
  the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

  •
  the date or dates, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

  •
  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

  •
  our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

  •
  our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

  •
  the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

  •
  if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

  •
  whether the debt securities of the series are convertible or exchangeable into other securities or property of Superior Essex, and, if so, the period or periods, the rate or rates at which and the terms and conditions upon which the debt securities of the series may be converted or exchanged;

  •
  any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

  •
  whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

  •
  the provisions, if any, relating to any security provided for the debt securities of the series;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

  •
  any special United States federal income tax considerations applicable to the debt securities of the series; and

  •
  any other terms of the debt securities of the series.

        The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series. Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In such cases, all material United States federal income tax considerations applicable to such debt securities will be described in the applicable prospectus supplement.

        The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Consequences of Holding Company Status

        Superior Essex is a holding company and its operations are conducted almost entirely through subsidiaries. Accordingly, Superior Essex's cash flow and its ability to service its debt, including the debt securities issued hereunder by Superior Essex, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Superior Essex, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Superior Essex by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of its subsidiaries and are subject to various business considerations. Superior Essex's current senior secured revolving credit facility contains covenants that limit its subsidiaries' ability to declare or make distributions to Superior Essex except for distributions made for the payment of certain corporate operating expenses, income taxes and certain other specified costs. Superior Essex's right to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Superior Essex is recognized as a creditor of that subsidiary, in which case Superior Essex's claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by Superior Essex.

Form, Exchange, Registration and Transfer

        Unless otherwise indicated in an applicable prospectus supplement, the debt securities of a series will be issued as registered securities. If the debt securities of a series will be issued in bearer form, the provisions regarding such bearer form securities will be described in the applicable prospectus supplement. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "—Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof. Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

        Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Covenants

        Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See "—Mergers and Sales of Assets." Any covenants with respect to a series of debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by check or wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and Sales of Assets

        Each indenture provides that Superior Essex may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things:

  •
  Superior Essex is the continuing corporation, or the resulting, surviving or transferee person (if other than Superior Essex) is a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the applicable indenture;

  •
  immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default (any such event, a "default") or event of default shall have occurred or be continuing under the applicable indenture; and

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied.

Upon the assumption of our obligations by a person to whom the properties or assets are conveyed or transferred, we will be discharged from all obligations under the applicable debt securities and the applicable indenture, except in the case of a lease of our properties and assets substantially as an entirety.

Events of Default

        Each indenture provides that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

        Under each indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

  •
  default in payment of the principal of any debt security of the series;

  •
  default in payment of any interest on any debt security of the series when due, continuing for 30 days;

  •
  failure by us to comply with our other agreements in the debt securities of the series or the applicable indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

  •
  specified events of bankruptcy or insolvency; and

  •
  any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

        The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

        The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

  •
  the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

  •
  the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

  •
  the trustee has failed to comply with the request within the 60-day period.

        Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "—Modification and Waiver," below.

        Each indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

        We and the applicable trustees may make modifications and amendments to the indentures without the consent of the holders of the debt securities:

  •
  to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

  •
  to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

  •
  to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

  •
  to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision; or

  •
  to make any other change that does not adversely affect the rights of any holder of the debt securities.

        We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

  •
  change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

  •
  reduce the above-stated principal amount of outstanding debt securities of any series necessary to modify or amend the indenture;

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

  •
  in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants with respect to the debt securities of that series.

Discharge and Defeasance

        Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

        In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

  •
  be discharged from our obligations in respect of the debt securities of a series ("defeasance and discharge"), or

  •
  cease to comply with specified restrictive covenants ("covenant defeasance"), including those described under "—Mergers and Sales of Assets";

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

  •
  sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series, or

  •
  that amount of direct obligations of, or obligations the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

        The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law.

        Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

The Trustees under the Indentures

        The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us. Each trustee will be permitted to engage in other transactions with us. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise such rights and powers vested in it by the indentures, and use the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. A trustee will not be obligated to exercise any of the rights and powers vested in it by the indentures at the request or direction of the holders of debt securities unless such holders have given to the trustee security or indemnity to the trustee against costs, expenses and liabilities that the trustee may incur in compliance therewith.

Applicable Law

        The debt securities, any related guarantees and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Guarantees

        One or more of our subsidiaries listed as co-registrants on our registration statement, as guarantors, may, jointly and severally, fully and unconditionally guarantee our obligations under the debt securities on an equal and ratable basis, subject to the limitations described in the applicable prospectus supplement. Furthermore, any supplemental indenture may require us to cause certain or all domestic entities that become one of our subsidiaries after the date of any supplemental indenture to enter into a supplemental indenture pursuant to which such subsidiary agrees to guarantee our obligations under the debt securities. If we, or any issuer subsidiaries, default in payment of the principal, interest or any premium on such debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments.

        Superior Essex's current senior secured revolving credit facility contains covenants that would prohibit certain of our subsidiaries from issuing guarantees of indebtedness incurred by Superior Essex. In addition, under the indenture governing senior notes that have been issued by our subsidiaries, Superior Essex and certain of its subsidiaries are permitted to incur or guarantee additional indebtedness only if we satisfy a minimum fixed charge coverage ratio.

        The prospectus supplement for a particular issue of debt securities will describe the material terms of any guarantees.

Subordinated Debt Securities

        Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

        We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

  •
  a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a "payment default"); or

  •
  a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a "payment blockage notice") from us or any other person permitted to give such notice under the indenture (called a "non-payment default").

        We may resume payments and distributions on the subordinated debt securities:

  •
  in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; or

  •
  in the case of a non-payment default, upon the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

        No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

        If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

        In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

        We are not prohibited from incurring debt, including senior indebtedness, under the indentures. We may from time to time incur additional debt, including senior indebtedness.

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred in connection with its duties under the subordinated debt indenture. The trustee's claims for these payments generally will be senior to those of noteholders in respect of funds collected or held by the trustee.

Description of Capital Stock

        We may issue from time to time, shares of our common stock or shares of one or more series of our preferred stock. We are authorized to issue 33,000,000 shares of common stock, par value $.01 per share, and 7,000,000 shares of undesignated, or "blank check," preferred stock. As of April 28, 2005, there were 17,088,363 outstanding shares of our common stock and no outstanding shares of our preferred stock.

        We may not issue any nonvoting equity securities to the extent prohibited by Section 1123 of Title 11 of the Bankruptcy Code as in effect on the effective date of the plan of reorganization. However, this restriction (a) will have no further force or effect beyond that required under Section 1123 of Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to us, and (c) in all events may be amended or limited in accordance with applicable law as from time to time may be in effect.

Common Stock

        We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our certificate of incorporation, bylaws and the applicable prospectus supplement.

        Holders of our common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock have no cumulative voting rights, preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

        The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future. Our board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, including but not limited to dividend rights, conversion rights, voting rights, redemption privileges and liquidation preferences, which may be greater than the rights of our common stock. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. The effects, however, might include, among other things:

  •
  restriction of dividends on our common stock;

  •
  dilution of the voting power of our common stock;

  •
  impairment of the liquidation rights of our common stock; or

  •
  delay and prevention of a change in our control without further action by the stockholders.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Our common stock is listed on the Nasdaq National Market under the trading symbol "SPSX."

Preferred Stock

        The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our certificate of incorporation, bylaws and the relevant certificate of designation.

        We have the authority to issue 7,000,000 shares of our preferred stock. Our board of directors is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

        Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

  •
  the offering price at which we will issue the series of preferred stock;

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

  •
  the dividend periods (or the method of calculation thereof), if any;

  •
  whether dividends, if any, on the series will be cumulative, non-cumulative or partially cumulative;

  •
  the voting rights of the shares, subject to the restrictions contained in our certificate of incorporation;

  •
  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

  •
  whether or not and on what terms the shares of the series will be subject to redemption or repurchase;

  •
  the sinking fund provisions of such series, if any;

  •
  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

  •
  whether the shares of the series of preferred stock will be listed on a securities exchange; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

        The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

Delaware Anti-Takeover Law

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Certain Certificate of Incorporation and By-Law Provisions

        Our certificate of incorporation provides for the division of our board of directors into three classes, as nearly equal in size as possible, with one class serving until the date of our first annual meeting of stockholders, one class serving until the date of our second annual meeting of stockholders and one class serving until the date of our third annual meeting of stockholders. Upon the expiration of the term of office of each class of directors, the directors of that class or their successors shall be elected for a term of three years. Our certificate of incorporation and by-laws also provide that vacancies on our board of directors during the interim between our annual stockholder meetings or special meetings of our stockholders called for the election of directors or a removal and replacement of one or more of our directors may be filled by a vote of a majority of the board of directors then in office. Furthermore, any director may be removed only for cause by a vote of a majority of the voting power of the shares of our common stock entitled to vote for the election of directors. These provisions of our certificate of incorporation and by-laws could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us and therefore may limit the price that certain investors might be willing to pay in the future for shares of our common stock.

        Our certificate of incorporation and by-laws further provide that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of the stockholders and not by written consent of stockholders. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next annual stockholders' meeting, particularly because special meetings of the stockholders may only be called by the Chairman of our board of directors, our Chief Executive Officer or a majority of the members of our board of directors. These provisions may also discourage another person or entity from making a tender offer for our stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as election new directors or approving a merger) only at a duly called stockholders' meeting.

        Our certificate of incorporation incorporates certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty except in circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty to us or our stockholders, acts or omissions not in good faith, acts or omissions that involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or purchase or redemption by us of our stock or any transaction from which the director derived an improper personal benefit. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies such as injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

        Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and provide that we may indemnify any of our employees or agents on the same basis that we are required to indemnify our directors and officers. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors.

        As permitted by Section 145 of the Delaware General Corporation Law, we maintain directors' and officers' liability insurance coverage.

Description of Warrants

        We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

        The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

        The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

  •
  the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

  •
  the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

  •
  the offering price of the warrants, if any;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

  •
  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the warrants, if any;

  •
  antidilution provisions of the warrants, if any; and

  •
  any other material terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

  •
  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

  •
  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Plan of Distribution

        We may sell the securities covered by this prospectus in any one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers;

  •
  through agents; or

  •
  any combination of the above.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors on our own in those jurisdictions where we are authorized to do so.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they act as agent.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

        If any underwriter or any selling group member intends to engage in stabilizing bids, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain or otherwise affect the price of those securities, that intention and those transactions will be described in the applicable prospectus supplement. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate short covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

        If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

        One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

Legal Matters

        Legal matters with regard to the validity of the securities being offered hereby will be passed upon for us by Troutman Sanders LLP.

Experts

        The financial statements, the related financial statement schedule and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and include explanatory paragraphs relating to changes in methods of accounting and application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," to the consolidated financial statements of Superior Essex Inc.), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

        We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC.

        You may read and copy any document we file at the following SEC public reference room:

Judiciary Plaza 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our common stock is quoted on the Nasdaq National Market. Information concerning Superior Essex also may be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

        We also file information electronically with the SEC. Our filings are available from the SEC's website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our filings are also available from our website at http:/ /www.superioressex.com. The information on our website is not part of this prospectus.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, or who makes a written request, a copy of any and all of the documents we have filed or will file with the SEC. Requests should be submitted in writing to us at the above below:

Superior Essex Inc. 150 Interstate North Parkway Atlanta, Georgia 30339 Attention: Mr. Hank Pennington

Incorporation of Certain Information by Reference

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed:

  1.
  Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004;

  2.
  Our Current Reports on Form 8-K as filed with the Commission on February 4, 2005, February 7, 2005, February 23, 2005, March 3, 2005, March 17, 2005, April 7, 2005 and April 26, 2005;

  3.
  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004; and

  4.
  The description of our common stock included in our Registration Statement on Form 10, as amended (File 000-50514), filed pursuant to Section 12(g) of the Exchange Act on December 16, 2003.

        Information in any of our Current Reports on Form 8-K furnished under "Results of Operations and Financial Condition" shall not be incorporated by reference into this prospectus or the registration statement of which it forms a part.

        The documents listed above contain important information about us and our finances. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or it deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings and any future filings incorporated herein, at no cost, by writing or telephoning Mr. Hank Pennington, at the following address:

Superior Essex Inc. 150 Interstate North Parkway Atlanta, Georgia 30339 (770) 657-6246

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses payable in connection with the sale of the securities being registered in this registration statement.

Amount to be Paid
SEC registration fee	$20,598
Legal fees and expenses	75,000
Accounting fees and expenses	20,000
Printing and engraving expenses	20,000
Miscellaneous	15,000

Total	$150,598

Item 15. Indemnification of Directors and Officers.

        The registrant is a corporation organized under the laws of the State of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        Pursuant to authority conferred by Delaware law, our certificate of incorporation contain provisions providing that no director shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law as then in effect or as it may be amended. This provision is intended to eliminate the risk that a director or member might incur personal liability to the company or its stockholders for breach of the duty of care.

        Our certificate of incorporation and bylaws contain provisions requiring us to indemnify and advance expenses to our directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for our officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and in certain cases only if the director or officer is not adjudged to be liable to us.

Item 16. Exhibits

        The exhibits listed below in the "Index to Exhibits" are part of this Registration Statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.

Item 17. Undertakings

        The undersigned Registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

SUPERIOR ESSEX INC.
By:	/s/ STEPHEN M. CARTER Stephen M. Carter Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

* Monte R. Haymon	Chairman of the Board
/s/ STEPHEN M. CARTER Stephen M. Carter	Chief Executive Officer (Principal Executive Officer) and Director
/s/ DAVID S. ALDRIDGE David S. Aldridge	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
* Andrew D. Africk	Director
* Denys Gounot	Director
* James F. Guthrie	Director
* Andrew P. Hines	Director
* Perry H. Lewis	Director
*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

SUPERIOR ESSEX COMMUNICATIONS LP
By:	SE Communications GP Inc., its General Partner
By:	/s/ STEPHEN M. CARTER Stephen M. Carter Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	Chief Executive Officer (Principal Executive Officer) and Director
* David S. Aldridge	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director
* Justin F. Deedy, Jr.	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX GROUP, INC. a Michigan corporation
By:	/s/ STEPHEN M. CARTER Stephen M. Carter Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	Chief Executive Officer (Principal Executive Officer) and Director
* David S. Aldridge	Vice President and Treasurer (Principal Financial and Accounting Officer) and Director
* H. Patrick Jack	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

SUPERIOR ESSEX HOLDING CORP.
By:	/s/ STEPHEN M. CARTER Stephen M. Carter President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	President (Principal Executive Officer) and Director
* David S. Aldridge	Vice President and Treasurer (Principal Financial and Accounting Officer) and Director
* Justin F. Deedy, Jr.	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

SE COMMUNICATIONS GP INC.
By:	/s/ STEPHEN M. CARTER Stephen M. Carter Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	Chief Executive Officer (Principal Executive Officer) and Director
* David S. Aldridge	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director
* Justin F. Deedy, Jr.	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX INTERNATIONAL INC.
By:	/s/ STEPHEN M. CARTER Stephen M. Carter President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	President (Principal Executive Officer) and Director
* David S. Aldridge	Chief Financial Officer, Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer) and Director
* H. Patrick Jack.	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX CANADA INC.
By:	/s/ STEPHEN M. CARTER Stephen M. Carter President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	President (Principal Executive Officer) and Director
* David S. Aldridge	Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer) and Director
* H. Patrick Jack	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX GROUP MEXICO INC.
By:	/s/ STEPHEN M. CARTER Stephen M. Carter President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	President (Principal Executive Officer) and Director
* David S. Aldridge	Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer) and Director
* H. Patrick Jack	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX GROUP, INC. a Delaware corporation
By:	/s/ STEPHEN M. CARTER Stephen M. Carter President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	President (Principal Executive Officer) and Director
* David S. Aldridge	Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer) and Director
* H. Patrick Jack	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX MEXICO HOLDINGS L.L.C.
By:	Essex Group, Inc., a Michigan corporation, its Manager
By:	/s/ STEPHEN M. CARTER Stephen M. Carter Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	Chief Executive Officer (Principal Executive Officer) and Director
* David S. Aldridge	Vice President and Treasurer (Principal Financial and Accounting Officer) and Director
* H. Patrick Jack.	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX TECHNOLOGY, INC.
By:	/s/ H. PATRICK JACK H. Patrick Jack President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ H. PATRICK JACK H. Patrick Jack	President (Principal Executive Officer) and Director
* David S. Aldridge	Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer) and Director
* Stephen M. Carter.	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of May, 2005.

ESSEX WIRE CORPORATION
By:	/s/ STEPHEN M. CARTER Stephen M. Carter President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ STEPHEN M. CARTER Stephen M. Carter	President (Principal Executive Officer) and Director
* David S. Aldridge	Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer) and Director
* H. Patrick Jack	Director

*By:	/s/ BARBARA L. BLACKFORD Barbara L. Blackford Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of underwriting agreement
2.1
Disclosure Statement with respect to First Amended Joint Plan of Reorganization of Superior TeleCom Inc. and its affiliated debtors and debtors-in-possession (including the Amended Joint Plan of Reorganization attached as Exhibit A thereto) (incorporated herein by reference to Exhibit 2(a) to the Registration Statement on Form 10 (Registration No. 000-50514) of Superior Essex Inc., as filed with the Securities and Exchange Commission on December 15, 2003, as amended (the "Superior Essex Form 10")).
2.2
Asset Purchase Agreement, dated as of March 18, 2004, by and among Superior Essex Communications LLC, Belden Communications Company and Belden (Canada) Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Superior Essex Inc. dated June 16, 2004).
3.1	Amended and Restated Certificate of Incorporation of Superior Essex Inc. (incorporated herein by reference to Exhibit 3(a) to the Superior Essex Form 10).
3.2	Restated By-Laws of Superior Essex Inc. (incorporated herein by reference to Exhibit 3(b) to the Superior Essex Form 10).
4.1
Indenture dated as of April 14, 2004 among Superior Essex Communications LLC and Essex Group, Inc., as Co-Issuers, the Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of Superior Essex Inc. for the quarter ended March 31, 2004 (the "Q1 2004 Form 10-Q")).
4.2	Form of 9% Senior Series B Note due 2012 (included in Exhibit 4.1) (incorporated herein by reference to Exhibit 10.3 to the Q1 2004 Form 10-Q).
4.3
Escrow Agreement dated April 14, 2004, between Superior Essex Communications LLC and Essex Group Inc. as the issuers and The Bank of New York Trust Company, N.A. as escrow agent (incorporated herein by reference to Exhibit 10.4 to the Q1 2004 Form 10-Q).
4.4
Registration Rights Agreement dated April 14, 2004 by and among Superior Essex Communications LLC, Essex Group, Inc., the Guarantors named therein, J.P. Morgan Securities Inc., Lehman Brothers Inc., UBS Securities LLC, Wachovia Capital Markets, LLC and Fleet Securities, Inc. (incorporated herein by reference to Exhibit 10.5 to the Q1 2004 Form 10-Q).
4.5
Registration Rights Agreement, dated as of November 10, 2003, by and among Superior Essex Inc., the holders of Registrable Common Stock (as defined therein) and the holders of the Warrants (as defined therein) and such other Persons who may become a party thereto pursuant to Section 16 or 19(i) thereof (incorporated herein by reference to Exhibit 10(b) to the Superior Essex Form 10).
4.6	Form of Director Restricted Stock Certificate (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K of Superior Essex Inc. dated November 10, 2004).
4.7**	Form of Senior Debt Securities Indenture
4.8*	Form of Senior Debt Securities
4.9**	Form of Subordinated Debt Securities Indenture
4.10*	Form of Subordinated Debt Securities

4.11	Specimen Common Stock Certificate
4.12*	Form of Warrant Agreement (including form of Warrant Certificate)
4.13*	Certificate of Designation of Preferred Stock
4.14*	Form of Preferred Stock Certificate
5.1	Opinion of Troutman Sanders LLP (including the consent of such firm)
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney.
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Debt Securities Indenture of Superior Essex Inc.
25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Debt Securities Indenture of Superior Essex Inc.

*
To be filed by post-effective amendment or as an exhibit to a document incorporated by reference herein in connection with the offering of each series of securities.

**
To be filed by pre-effective amendment.

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TABLE OF ADDITIONAL REGISTRANTS(1)
Table of Contents
Industry and Market Data
About this Prospectus
Forward-Looking Statements
Our Company
Risk Factors
Ratio of Earnings to Fixed Charges
Use of Proceeds
General Description of Securities That We May Sell
Description of Debt Securities
Description of Capital Stock
Description of Warrants
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Incorporation of Certain Information by Reference
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS